UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 4, 2014

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325826
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On June 4, 2014, Advanced Photonix, Inc. (the “Company”) filed a Current Report under the cover of a Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission (the “Commission”) to report its entry into an underwriting agreement with B. Riley & Co., LLC (the “Underwriter”), as sole underwriter for the offer and sale in a firm commitment underwritten public offering of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”).

This Amendment No. 2 on Form 8-K/A (the “Amendment”) is being filed to further amend the Original 8-K to report the issuance and sale of the shares of Common Stock pursuant to the overallotment option that the Company granted to the Underwriter under the underwriting agreement, and file a copy of the opinion of Dornbush Schaeffer Strongin & Venaglia, LLP relating to the legality of the issuance and sale of those shares of Common Stock.

Item 1.01 - Entry Into a Material Definitive Agreement.

On June 4, 2014, the Company filed a Current Report under the cover of a Form 8-K (the “Original 8-K”) with the Commission to report its entry into an underwriting agreement on May 30, 2014 with the Underwriter as sole underwriter for the offer and sale in a firm commitment underwritten public offering of 5,391,304 shares (the “Firm Shares”) of the Company’s Common Stock at a price to the public of $0.530 per share ($0.493 per share, net of underwriting discounts) (the “Offering”). Pursuant to the Underwriting Agreement, the Company also (i) granted to the Underwriter a 30-day option to purchase up to an additional 808,696 shares of Common Stock to cover over-allotments, if any, at the same price (the “Overallotment Option” and such shares of Common Stock, the “Option Shares”) and (ii) agreed to reimburse the Underwriter for certain of its out-of-pocket expenses.

On June 6, 2014, the Company filed a Current Report under the cover of a Form 8-K with the Commission to report the initial closing of the Offering pursuant to which the Company sold and the Underwriter Purchased the Firm Shares.

On June 10, 2014, the Underwriter notified the Company that it was exercising the Overalloment Option in full, and on June 12, 2014, the Company sold and the Underwriter Purchased the Option Shares. The net proceeds to the Company from selling the 808,696 Option Shares pursuant to the Overallotment Option, after underwriting discounts, are anticipated to be approximately $398,606. The Company intends to use the net proceeds of the Offering to reduce its outstanding indebtedness and pay certain related fees.

The Offering was (i) made pursuant to a prospectus supplement dated May 30, 2014, and an accompanying prospectus dated May 5, 2014 pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-195689), which was filed with the Commission on May 5, 2014 and declared effective by the Commission on May 12, 2014; and (ii) subject to the satisfaction of customary closing conditions for transactions of this nature including, but not limited to, NYSE MKT approval of the Company’s additional listing application to list the Common Stock issued accordance with the Underwriting Agreement on NYSE MKT, which the Company received on June 5, 2014.

The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which was attached as Exhibit 1.1 to the Original 8-K and the terms of which are incorporated herein by reference.  A copy of the opinion of Dornbush Schaeffer Strongin & Venaglia, LLP relating to the legality of the issuance and sale of the shares of Common Stock in pursuant to the Overallotment Option is attached as Exhibit 5.1 hereto.

The Underwriting Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit
1.1
Underwriting Agreement, dated May 30, 2014, by and between Advanced Photonix, Inc. and B. Riley & Co., LLC.  Incorporated by reference to Exhibit 1.1 of the – incorporated by reference to Exhibit 1.1 to the Registrant’s June 4, 2014 Current Report on Form 8-K

5.1	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP
23.1	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Jeff Anderson
Jeff Anderson, Chief Financial Officer

Dated:  June 13, 2014

EXHIBIT INDEX
Exhibit Number	Exhibit
1.1
Underwriting Agreement, dated May 30, 2014, by and between Advanced Photonix, Inc. and B. Riley & Co., LLC.  Incorporated by reference to Exhibit 1.1 of the – incorporated by reference to Exhibit 1.1 to the Registrant’s June 4, 2014 Current Report on Form 8-K

5.1	Opinion of Dornbush Schaeffer Strongin & Venaglia, LLP
23.1	Consent of Dornbush Schaeffer Strongin & Venaglia, LLP (included in Exhibit 5.1)